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                                 EXHIBIT 10.19

                      AGREEMENT FOR THE PURCHASE AND SALE

                           OF JOINT VENTURE INTEREST

                     BETWEEN WELLS DEVELOPMENT CORPORATION

                                      AND

                          THE FUND X-XI JOINT VENTURE
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                           AGREEMENT FOR THE PURCHASE
                       AND SALE OF JOINT VENTURE INTEREST

      THIS AGREEMENT, made and entered into as of the 17th day of July, 1998, by and between WELLS DEVELOPMENT CORPORATION, a Georgia corporation whose address is 3885 Holcomb Bridge Road, Norcross, Georgia 30092 ("Seller"), WELLS MANAGEMENT COMPANY, INC., whose address is 3885 Holcomb Bridge Road, Norcross, Georgia 30092 ("Guarantor") and FUND X AND FUND XI ASSOCIATES, a Georgia joint venture comprised of Wells Real Estate Fund X, L.P., a Georgia limited partnership, and Wells Real Estate Fund XI, L.P., a Georgia limited partnership, whose address is 3885 Holcomb Bridge Road, Norcross, Georgia 30092 (collectively, the "Purchaser").

                              W I T N E S S E T H:

      Whereas, Seller has entered into that certain Agreement for the Purchase and Sale of Property (the "Purchase Agreement") with ROSE VENTURES V, INC., Thomas G. Haury and Carleen S. Haury dated as of June 8, 1998, as amended, relating to certain improved property situated in the Mission Business Park in Fremont, California and being more particularly described on Exhibit A hereto (the "Property"); and

      WHEREAS, Seller intends to assign its rights under the Purchase Agreement to WELLS/FREMONT ASSOCIATES, a Georgia joint venture between Seller and Wells Operating Partnership, L.P., a Delaware limited partnership (the "Joint Venture") and contribute the Earnest Money received by it hereunder in exchange for an interest in the Joint Venture (the "Joint Venture Interest"); and

      Whereas, The Joint Venture will acquire the Property with the funds contributed by Seller and funds obtained through a loan in the amount of $5,960,000 (the "Loan") from NationsBank, N.A.; and

      WHEREAS, the property is subject to that certain Standard
Industrial/Commercial Single Tenant Lease-Net with Fairchild Technologies USA, Inc. (the "Lease") relating to the Property; and

      WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to acquire from Seller the Joint Venture Interest upon the terms and conditions hereinafter set forth; and

      WHEREAS, Guarantor is an affiliate of Seller and will benefit from this transaction;

      NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein set forth, the receipt, adequacy and sufficiency of which are hereby expressly acknowledged by the parties hereto, Seller and Purchaser do hereby covenant and agree as follows:
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      1. Agreement to Buy and Sell. Upon the terms and conditions set forth in this Agreement, and subject to acquisition of the Property by the Joint Venture pursuant to the Purchase Agreement, Purchaser agrees to buy from Seller and Seller agrees to sell to Purchaser the Joint Venture Interest.

      2. Earnest Money. Within three (3) business days after the effective date of this Agreement, Purchaser shall deliver to Seller, Purchaser's check, in the amount of $2,000,000 (said amount being herein referred to as the "Earnest Money"), which Earnest Money shall be held and disbursed pursuant to this Agreement. The Earnest Money, plus any other funds advanced by Purchaser to Seller, shall be applied as a credit to the Purchase Price (as hereinafter defined) or otherwise paid to Seller or refunded to Purchaser as provided herein. The parties hereto acknowledge that some or all of the Earnest Money shall be utilized by Seller to be contributed as a capital contribution to the Joint Venture with respect to Seller's Joint Venture Interest. Purchaser may but shall not be required to pay additional funds to Seller thereby increasing the Earnest Money and Purchase Price by an equivalent amount, in which event Seller shall contribute such funds to the Joint Venture in exchange for an increased ownership interest. Guarantor joins in the execution of this Agreement for the sole purpose of guaranteeing Seller's obligations to Purchaser hereunder regarding the repayment of the Earnest Money, which guaranty shall be evidenced by the execution and delivery of that certain Guarantee of Refund of Earnest Money in the form attached as Exhibit B hereto.

      3. Purchase Price. Subject to adjustment and credits as otherwise specified in this Agreement, the purchase price (the "Purchase Price") to be paid by Purchaser to Seller for the Joint Venture Interest shall be approximately $2,000,000, the precise amount to be the amount contributed by Seller to the Joint Venture. It is the intent of the parties that Seller shall not make any profit or incur any loss in connection with this transaction and to that end, Seller agrees to cause the Joint Venture to hold in an interest bearing account for the benefit of Purchaser any cash distributions payable to Seller prior to Closing hereunder. The Purchase Price shall be paid by Purchaser to Seller at the Closing by cashier's check or by wire transfer of immediately available federal funds, less the amount of Earnest Money and subject to prorations, adjustments, and credits as otherwise specified in this Agreement.

      4. Purchaser's Right of Inspection and Seller's Cooperation. From and after the date of this Agreement, Purchaser and its agents, engineers, or representatives, with Seller's reasonable, good faith cooperation, shall have the privilege of going upon the Property as needed to inspect, examine, test, and survey the Property at all reasonable times and from time to time. Such privilege shall include the right to make said tests, borings, and other tests to obtain information necessary to


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determine surface and subsurface conditions. Such privilege shall also include the right to make any other tests deemed reasonably necessary by Purchaser. Purchaser hereby indemnifies and holds Seller harmless from any liens, claims, liabilities, and damages incurred through the exercise of such privilege. The obligations of Purchaser under the preceding sentence shall survive any termination of this Agreement. Seller shall make available to Purchaser all work product in the possession of Seller relating to the Property, including surveys, site plans, environmental audits, soils tests, market studies, Seller's owner's title policy and all other information provided to Seller or obtained by Seller with respect to the Property.

      5. Special Conditions to Closing. Notwithstanding any other provision to the contrary contained in this Agreement, Purchaser's obligations hereunder are expressly conditioned upon the following special conditions:

            (a) The Joint Venture shall have paid-off the Loan in full prior to Closing and the Joint Venture shall own title to the Property debt-free at Closing;

            (b) Purchaser shall have available to it at the date of Closing sufficient net proceeds available for investment in properties to fully fund the remainder of the Purchase Price;

            (c) All of the representations and warranties set forth in paragraph 7 shall be true and correct in all material respects on the Date of Closing;

            (d) The receipt by Purchaser of an appraisal reflecting the value of the Property owned by the Joint Venture as being not less than $8,900,000;

            (e) The receipt by Purchaser of evidence reasonably satisfactory to Purchaser that the Property is free of any Hazardous Materials;

            (f) The receipt of evidence that Fairchild Technologies USA, Inc. continues to be occupying the Property as a tenant pursuant to the Lease paying rent on a current basis and that neither the Landlord nor the tenant are in default with respect to the Lease; and

            (g) The receipt of any necessary consents for the admission of Purchaser as a Joint Venture partner in the Joint Venture.

In the event any of the conditions set forth above are not met on or prior to the date of Closing, Purchaser shall be entitled to terminate this Agreement upon written notice to Seller. If Purchaser elects to so terminate this Agreement, Seller shall be entitled to receive the sum of Twenty-Five Dollars ($25.00) of


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the Earnest Money, and the balance of the Earnest Money shall be refunded to
Purchaser, whereupon, except as expressly provided to the contrary in this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement. Seller acknowledges that the sum of Twenty-Five Dollars ($25.00) is good and adequate consideration for the termination rights granted to Purchaser hereunder.

      6. Closing and Closing Date. The consummation of the sale by Seller and the purchase by Purchaser of the Property (herein referred to as the "Closing") shall be held on or before the first anniversary of the date hereof, unless extended as hereinafter provided, at the offices of O'Callaghan & Stumm LLP, 127 Peachtree Street N.E., Suite 1330, Atlanta, Georgia 30303 or such other office as the parties may agree at such specific time and date as shall be designated by Purchaser in a written notice to Seller not less than three (3) business days prior to the date of Closing or absent such notice at 10:00 a.m. on the first anniversary of the date hereof. At Closing, Seller shall execute and deliver to Purchaser (a) an assignment of its Joint Venture Interest in form and substance reasonably satisfactory to Purchaser and (b) the consent of Wells Operating Partnership, L.P. to the transfer of the Joint Venture Interest, (c) an amendment to the Joint Venture Agreement of the Joint Venture providing for admission of Purchaser in the place of Seller, and (d) such other documents as may be reasonably required by Purchaser or Purchaser's counsel in order to effectuate the transaction contemplated hereunder. At Closing, Purchaser shall deliver to Seller the Purchase Price and shall execute and deliver to Seller a Closing Statement and such other documents as may be reasonably required by Seller or Seller's counsel in order to effectuate the transaction contemplated hereby. Purchaser shall have the right to extend the closing for two successive six month periods in the event Purchaser does not have sufficient funds available to close the transaction.

      7. Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser, each of which shall be deemed material:

            (a) Title and Authority. The Joint Venture shall at Closing be the owner of good and marketable fee simple record title to the Property subject only to those matters set forth on Exhibit C hereto (the "Permitted Encumbrances") and, if applicable, to one or more mortgages which shall be canceled and satisfied at no cost to Purchaser at or before the Closing, it being the intent of the parties that the Property free and clear of any liens, claims or encumbrances except the Permitted Encumbrances, at the time Purchaser acquires the Joint Venture Interest. Seller has the full right, power and authority to execute and deliver this Agreement and to consummate the purchase and sale herein


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      contemplated and to perform the covenants and agreement of Seller hereunder.

            (b) No Litigation. There are no actions, suits, or proceedings pending, or, to the best of Seller's knowledge, threatened by any organization, person, individual, or governmental agency against Seller which would impair Seller's ability to convey the Joint Venture Interest pursuant to this Agreement or against the Property, nor does Seller know of any basis for such action.

            (c) Pre-existing Right to Acquire. No person or entity has any right or option to acquire the Joint Venture Interest which will have any force or effect after the execution hereof, other than Purchaser.

            (d) Ownership of Joint Venture Interest. Seller owns or shall at the time of Closing own beneficially and of record the Joint Venture Interest free and clear of all liens, claims, pledges, options, adverse claims and charges of any nature whatsoever.

      8. Default. In the event Seller fails to comply with or perform any of the covenants, agreements or obligations to be performed by Seller under the terms and provisions of this Agreement, or in the event Seller's warranties and representations set forth in this Agreement are untrue or misleading, at Purchaser's option: (i) Purchaser shall be entitled to an immediate refund of all Earnest Money and to thereafter exercise any and all rights and remedies available to Purchaser at law or in equity; or (ii) Purchaser shall be entitled, upon giving written notice to Seller as herein provided, to terminate this Agreement. Upon any such termination, all Earnest Money shall be immediately returned to Purchaser and this Agreement and all rights and obligations created hereunder shall be of no further force or effect. In the event Purchaser fails to comply with or perform any of the covenants, agreements or obligations to be performed by Purchaser under the terms and provisions of this Agreement, Seller's sole and exclusive remedy for any such default shall be to terminate this Agreement and to receive $100 of the Earnest Money as full liquidated damages for such default, the parties hereto acknowledging that it is impossible to more precisely estimate the damages to be suffered by Seller upon Purchaser's default, whereupon all rights and obligations created hereby shall terminate and be of no further force or effect whatsoever.

      9. Assignment. Purchaser's rights and duties under this Agreement shall be freely transferable and assignable by Purchaser, either in full or in part, and in the event of any such transfer or assignment, Seller shall look solely to such transferee or assignee for the performance of all obligations,


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covenants, conditions, and agreements imposed upon Purchaser pursuant to the terms of this Agreement.

      10. Broker's Commission. Seller shall and does hereby indemnify and hold harmless Purchaser from and against any claim for any real estate sales commission, finder's fees, or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Seller. Likewise, Purchaser shall and does hereby indemnify and hold harmless Seller from and against any claim for any real estate sales commission, finder's fees or like compensation in connection with the sale contemplated hereby and arising out of any act or agreement of Purchaser.

      11. Notices. Any notices which may be permitted or required hereunder shall be in writing and sent or hand delivered to the addresses set forth herein, and shall be deemed to have been duly given as of the date and time the same are either personally delivered (if delivered by hand or by overnight courier) or, if mailed, on the third (3rd) business day following the date same is deposited with the United States Postal Service, postage prepaid, to be mailed by registered or certified United States mail, return receipt requested.

      12. Time Periods. If the time period by which any right, option, or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.

      13. Survival of Provisions. All covenants, warranties, and agreements set forth in this Agreement shall survive the execution or delivery of any and all deeds and other documents at any time executed or delivered under, pursuant to or by reason of this Agreement, and shall survive the payment of all monies made under, pursuant to, or by reason of this Agreement.

      14. Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

      15. General Provisions. No failure of either party to exercise any power given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a


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waiver of either party's right to demand exact compliance with the terms hereof.
This Agreement contains the entire agreement of the parties hereto, and no prior representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein or in said Letter Agreement shall be of any force or effect. Any amendment to this Agreement shall not be binding upon Seller or Purchaser unless such amendment is in writing and executed by both.
The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and assigns. Time is of the essence in this Agreement. This
Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph. This Agreement shall be construed and interpreted under the laws of the State of Georgia. Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa. The parties do not intend and this Agreement shall not be deemed to create a joint venture, partnership, or any other relationship between Seller and Purchaser or the Joint Venture and Purchaser except that of contracting parties.

      16. Effective Date. For purposes of the calculations of any time periods set forth in this Agreement, the effective date of this Agreement shall be deemed to be the latest of the dates set forth below, or the date this Agreement is last initialed, whichever is later.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by duly authorized representatives as of the day, month and year first above written.

                        "SELLER":

                        WELLS DEVELOPMENT CORPORATION, a Georgia corporation


                        By: /s/ Leo F. Wells III
                           -----------------------

                        Title: PRESIDENT
                              --------------------

                        Date: July 17, 1998


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                        "GUARANTOR":

                        WELLS MANAGEMENT COMPANY, INC.


                        By: /s/ Leo F. Wells III
                           -----------------------

                        Title: PRESIDENT
                              --------------------

                        Date: July 17, 1998

                        "PURCHASER":

                        FUND X AND FUND XI ASSOCIATES, a Georgia joint venture

                        By:   WELLS REAL ESTATE FUND X, L.P.,
                              a Georgia limited partnership, as
                              administrative venturer

                              By:   Wells Partners, L.P., a Georgia
                              limited partnership, general partner

                                    By:   Wells Capital, Inc., a
                                          Georgia corporation
                                          General Partner


                                          By: /s/ Leo F. Wells III
                                             -----------------------

                                          Title: PRESIDENT
                                                --------------------

                                          Date: July 17, 1998


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